Exhibit 23.2

[Letterhead of SRK Consulting (U.S.) Inc.]

CONSENT OF SRK CONSULTING (U.S.), Inc.

The undersigned, SRK Consulting (U.S.), Inc., hereby states as follows:

SRK Consulting (U.S.), Inc. assisted with the preparation of the “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” dated September 1, 2009, (the “Technical Report”) (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”).

SRK Consulting (U.S.), Inc. hereby consents to the Summary Material in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633), and in the related Prospectuses, in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) and in the Registration Statement on Form S-3 of the Company, dated March 14, 2011, and in the related Prospectus, of the Summary Material concerning the Technical Report, including the reference to SRK Consulting (U.S.), Inc. included with such information, as set forth above in the Form 10-K.

By: /s/ Terry Braun /s/
Name: Terry Braun
Title: Vice President, Principal Environmental Engineer
Date: March 14, 2011